Execution Version
THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 23, 2024, among AECOM CM Holdings, Inc., a Delaware corporation (the “New Guarantor”), a subsidiary of AECOM, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
    WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of February 21, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”; terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture), providing for the issuance of the Company’s 5.125% Senior Notes due 2027 (the “Notes”);
    WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
    WHEREAS pursuant to Section 9.01(a)(7) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Third Supplemental Indenture without the consent of holders of the Notes;
    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
2.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
3.    GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
5.    COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, PDF or other electronic signature transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic signature shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

AECOM CM HOLDINGS, INC.
By: /s/ Gary Harris
Name:    Gary Harris
Title:    Treasurer

Signature Page to Supplemental Indenture

AECOM
By:    /s/ Morgan Jones
Name: Morgan Jones
                        Title: Vice President, Treasury
Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Bradley Scarbrough
    Name:     Bradley Scarbrough
    Title:    Vice President
Signature Page to Supplemental Indenture

Schedule I

AECOM GLOBAL II, LLC
AECOM TECHNICAL SERVICES, INC.
THE EARTH TECHNOLOGY CORPORATION (USA)
TISHMAN CONSTRUCTION CORPORATION
TISHMAN CONSTRUCTION CORPORATION OF NEW YORK
URS GLOBAL HOLDINGS, INC.
URS HOLDINGS, INC.